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                                                                   Exhibit 10.38


                                LEASE AGREEMENT


     THIS LEASE AGREEMENT is entered into this 25th day of February, 2003 by and between CART, Inc., a Michigan corporation ("CART"), located at 5350 Lakeview Parkway South Drive, Indianapolis, IN 46268 and Walker Racing, located at 4305 Championship Drive, Indianapolis, IN 46268 (the "Team").

     WHEREAS, the Team wishes to enter into a Lease Agreement with CART under the terms and conditions hereof, whereby CART will lease to Team a race car and components identified on Exhibit "A", attached hereto (the "Car").

     WHEREAS, CART is in possession of said Car and is agreeable to leasing the Car to Team under the terms and conditions herein.

     WHEREAS, it is in the best interest of both parties to reduce to writing mutual covenants and agreements regarding the use of the Car by Team.

     For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

      1. CART hereby leases to Team the Car which is described in Exhibit "A" attached hereto.

      2. The term of this Lease shall coincide with the 2003 CART Race Season ("Race Season"). The Lease shall expire one (1) week after the end of the Race Season.

      3. The Car leased hereunder shall be used solely for racing in the CART series.

      4. Teams shall pay to CART and CART shall accept as rental, the sum of One ($1.00) Dollar for the term of this Lease Agreement.

      5. Teams shall secure general public liability insurance naming CART as an additional party insured, and limits that will adequately protect the respective parties, but no less than Three Million ($3,000,000.00) Dollar limit in the aggregate for the term.

      6. Teams covenants:

         a. to use the Car for no other purpose than to race in the 2003 CART Series; and

         b. to indemnify and hold CART harmless of any claims, including a reimbursement for attorneys fees and defense costs which Team may incur as a result of being sued, arising out of Team's use of the Car.


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      7. Team agrees that if it desires to race in the 2004 CART Season, Team must purchase the Car from CART for Fifty Thousand ($50,000.00) Dollars. Said purchase shall be consummated immediately following the last race of the Race Season, and payment must be made by Team to CART within one (1) week of the last race of the Race Season. In the event that Team decides at a later date that it wishes to enter a car in the 2004 CART season, then it must purchase the Car at that time for the same amount. Absent said purchase, Team shall not be permitted to enter into the 2004 CART Season.

      8. Team shall maintain the Car in good order and repair, safety and appearance, ordinary wear and team excepted and shall promptly make all repairs and replacements necessary and appropriate to so maintain the Car.

      9. In the event the Car is involved in an on-track crash causing damage beyond repair of the Car, this Lease shall terminate, and all further obligations under this Lease shall cease.

     10. Notwithstanding anything in this Agreement to the contrary or otherwise, no representation or warranty, express or implied, statutory or otherwise of any kind or nature whatsoever regarding the Car has been, is or will be made by or on behalf of CART including, but not limited to, any representation or warranty of the capacity, condition, suitability or fitness for a particular purpose, performance, reliability, use, quality or merchantibility for any particular purpose and any and all such representations and warranties hereby are waived by Team and excluded from this Agreement, it being understood and agreed that the supplied items are provided "as is" and "with all faults". CART shall not have any obligation or liability to team in tort, contract or other theory for any loss, injury or damage through team, its employees, drivers, agents or contractors as a result of any defect in or the provision for use of any of the items which are the subject of this Agreement.

     11. Team shall defend, indemnify and hold harmless, CART, its parent, subsidiaries, and affiliated entities and the respective officers, directors, shareholders, employees, agents, distributors, dealers, successors and assigns, from and against any and all losses, claims, actions, suits, proceedings, damages, costs and expenses, including reasonable attorneys fees, arising out of or in connection with or related to the Car or Team's racing and testing activities including, without limitation damage or injury to, or death of, any Team employee, driver, agent or contractor; the performance or non-performance by or any breach or default of, Team under this Agreement, including, but not limited to, any of Team's testing or racing activities contemplated hereby.


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         IN WITNESS WHEREOF, the parties by appropriate corporate officers affix the day and year first written above.

CART, Inc.                               WALKER RACING


By: /s/ David Clare                      By: /s/ Derrick Walker
   ------------------------------------      -----------------------------------
   David Clare, Chief Operating Officer      Derrick Walker, President